Exhibit 10.20
SEZZLE INC.
SEZZLE EQUITY INCENTIVE PLAN
NOTICE OF AWARD
Name
You have been awarded, under the 2021 Sezzle Equity Incentive Plan, stock options (“Options”) of Sezzle Inc., a Delaware corporation (the “Company”), as follows:
Date of Grant:
Total Number of Incentive Stock Options:
Total Number of Nonqualified Stock Options:
Exercise Price:
Vesting Commencement Date:

Vesting/Exercise Schedule:
So long as your Continuous Service Status does not terminate (and provided that no vesting shall occur following the Termination Date (as defined in Section 5 of the Equity Award Agreement)), the Options underlying this grant shall vest in accordance with the following schedule:
25% of the Total Number of Options shall vest on the 12 month anniversary of the Vesting Commencement Date and 6.25% of the Total Number of Options shall vest quarterly thereafter.
Notwithstanding the above, if a Change of Control occurs pursuant to which this grant is to be terminated (in whole or in part), the vesting of this grant shall accelerate such that this grant shall become vested in full prior to the consummation of the Change of Control at such time and on such conditions as the Company shall determine. The Company shall notify Grantee that this grant will terminate at least 5 days prior to the date on which this grant terminates.
Notwithstanding the above, if Grantee is terminated without Cause by the Company (or a successor, if appropriate) or resigns for Good Reason (as defined below) in connection with or following the consummation of a Change of Control, then the vesting of this grant shall accelerate such that this grant shall become vested to the extent of 100% of the Options then unvested. The acceleration of vesting provided for in the previous sentence shall occur immediately prior to the

Exhibit 10.20

Termination Date. As used herein, “Good Reason” will mean Grantee’s resignation due to the occurrence of any of the following conditions which occurs without Grantee’s written consent, provided that the requirements regarding advance notice and an opportunity to cure set forth below are satisfied: (1) a reduction of Grantee’s then current base salary by 20% or more unless such reduction is part of a generalized salary reduction affecting similarly situated employees; (2) a change in Grantee’s position with the Company that materially reduces Grantee’s duties, level of authority or responsibility; or (3) the Company conditions Grantee’s continued service with the Company on Grantee’s being transferred to a site of employment that would increase Grantee’s one-way commute by more than 100 miles from Grantee’s then principal residence. In order for Grantee to resign for Good Reason, Grantee must provide written notice to the Company of the existence of the Good Reason condition within 60 days of the initial existence of such Good Reason condition. Upon receipt of such notice, the Company will have 30 days during which it may remedy the Good Reason condition and not be required to provide for the vesting acceleration described herein as a result of such proposed resignation. If the Good Reason condition is not remedied within such 30 day period, Grantee may resign based on the Good Reason condition specified in the notice effective no later than 30 days following the expiration of the 30-day cure period. If Grantee is a director of the Company but not an employee or consultant of the Company (or a successor, if appropriate) at the time of consummation of the Change of Control and Grantee is removed from, or is not reelected to, the Board of Directors of the Company (or a successor, as appropriate) in connection with or following the consummation of a Change of Control, this grant shall accelerate and become vested to the same extent as if Grantee had been terminated without Cause as described above.

[Signature Page Follows]

Exhibit 10.20
By your signature and the signature of the Company’s representative or by accepting this grant, you and the Company agree that this grant is granted under and governed by the terms and conditions of this Notice and the Sezzle Inc. Equity Incentive Plan and Equity Award Agreement, both of which are attached to and made a part of this Notice.

In addition, you agree and acknowledge that your rights to any Options/Shares underlying this grant will vest only as you provide services to the Company over time, that the grant is not as consideration for services you rendered to the Company prior to your date of hire, and that nothing in this Notice or the attached documents confers upon you any right to continue your employment or consulting relationship with the Company for any period of time, nor does it interfere in any way with your right or the Company’s right to terminate that relationship at any time, for any reason, with or without cause, subject to Applicable Laws.

THE COMPANY:
SEZZLE INC.

By:_______________________________
Name:
Title:

GRANTEE:

(PRINT NAME)

(Signature)

Exhibit 10.20
SEZZLE INC.

SEZZLE EQUITY INCENTIVE PLAN
EQUITY AWARD AGREEMENT

1.Grant. Sezzle Inc., a Delaware corporation (the “Company”), hereby grants to the person (“Grantee”) named in the Notice of Award (the “Notice”), incentive and/or nonqualified stock options (“Options”) of shares of the Company’s common stock (the “Shares”) set forth in the Notice, at the price per Share set forth in the Notice (subject to the terms, definitions and provisions of the Sezzle Inc. Sezzle Equity Incentive Plan (the “Plan”) adopted by the Company, which is incorporated in this Equity Award Agreement (this “Agreement”) by reference. Unless otherwise defined in this Agreement, the terms used in this Agreement or the Notice shall have the meanings defined in the Plan.

2.Delivery. On each applicable Delivery Date, the Company shall issue or transfer to you, or cause to be issued or transferred to you, the number of Shares underlying the Options that vested (if any) on the applicable Vesting Date, and shall either (A) deliver, or cause to be delivered, to you a certificate or certificates therefor, registered in your name; or (B) cause such Shares to be credited to your account at a third-party stock plan administrator as may be arranged for by the Company or the Committee from time to time for purposes of the administration of outstanding Awards under the Plan. You shall be deemed the beneficial owner of the Shares at the close of business on the applicable Vesting Date and shall be entitled to any dividend or distribution that has not already been made with respect to such Shares if the record date for such dividend or distribution is after the close of business on such Vesting Date.

3.Termination of Relationship. Following the date of termination of Grantee’s Continuous Service Status for any reason (the “Termination Date”), your rights in respect of all of your then unvested Options shall terminate, and no Shares shall be delivered in respect of such Options. For the avoidance of doubt and for purposes of this grant only, termination of Continuous Service Status and the Termination Date will be deemed to occur as of the date Grantee is no longer actively providing services as an Employee or Consultant (except to the extent Grantee is on a Company approved leave of absence) and will not be extended by any notice period or “garden leave” that is required contractually or under Applicable Laws.

4.Non-Transferability of Grant. This grant may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Grantee only by him or her. The terms of this grant shall be binding upon the executors, administrators, heirs, successors and assigns of Grantee.

Exhibit 10.20
5.Effect of Agreement. Grantee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the grant terms), and hereby accepts this grant and agrees to be bound by its contractual terms as set forth herein and in the Plan. Grantee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Administrator regarding any questions relating to this grant. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of the Notice and this Agreement, the Plan terms and provisions shall prevail.

6.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Grantee’s participation in the Plan, on the grant and on any award or Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with Applicable Laws or facilitate the administration of the Plan. Grantee agrees to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, Grantee acknowledges that the laws of the country in which Grantee is working at the time of grant or vesting of the grant or the sale of Shares received pursuant to this Agreement (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject Grantee to additional procedural or regulatory requirements that Grantee is and will be solely responsible for and must fulfill.

7.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Grantee’s current or future participation in the Plan, this grant, the Options or Shares subject to this grant, any other Company Securities or any other Company-related documents, by electronic means. Grantee hereby (i) consents to receive such documents by electronic means, (ii) consents to the use of electronic signatures, and (iii) if applicable, agrees to participate in the Plan and/or receive any such documents through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. To the extent Grantee has been provided with a copy of this Agreement, the Plan, or any other documents relating to this grant in a language other than English, the English language documents will prevail in case of any ambiguities or divergences as a result of translation.

8.No Acquired Rights. In accepting the grant, Grantee acknowledges that the Plan is established voluntarily by the Company, is discretionary in nature, and may be modified, amended, suspended or terminated by the Company at any time. The grant is voluntary and occasional and does not create any contractual or other right to receive future grants, other awards or benefits in lieu of grants, even if grants have been granted repeatedly in the past, and all decisions with respect to future grants or other awards, if any, will be at the sole discretion of the Company. In addition, Grantee’s participation in the Plan is voluntary, and the grant and the Shares subject to the grant are extraordinary items that do not constitute regular compensation for services rendered to the Company or any Subsidiary or Affiliate and are outside the scope of Grantee’s employment contract, if any. The grant and the RUSs and Shares subject to the grant are not intended to replace any pension rights or compensation and are not part of normal or expected salary or compensation for any purpose, including but not limited to calculating severance payments, if any, upon termination.

Exhibit 10.20
9.Data Privacy. Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Grantee’s personal data (as described below) by and among, as applicable, the Company and any Subsidiary or Affiliate for the exclusive purpose of implementing, administering, and managing Grantee’s participation in the Plan. Grantee understands that refusal or withdrawal of consent may affect Grantee’s ability to participate in the Plan or to realize benefits from the grant.
Grantee understands that the Company and any Subsidiary or Affiliate may hold certain personal information about Grantee, including, but not limited to, Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Subsidiary or Affiliate, details of all grants or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Grantee’s favor (“Personal Data”). Grantee understands that Personal Data may be transferred to any Subsidiary or Affiliate or third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, Grantee’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Grantee’s country.

10.Miscellaneous.
(a)Governing Law. The validity, interpretation, construction and performance of this Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of Delaware, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from this Agreement, the parties hereby submit and consent to the exclusive jurisdiction of the state of Delaware and agree that any such litigation shall be conducted only in the courts of Delaware or the federal courts of the United States located in Delaware and no other courts.
(b)Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof.
(c)Amendments and Waivers. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.
(d)Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may assign any of its rights and obligations under this

Exhibit 10.20
Agreement. No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company.
(e)Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.
(f)Severability. If one or more provisions of this Agreement are held to be unenforceable under Applicable Laws, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement,
(ii)    the balance of the Agreement shall be interpreted as if such provision were so excluded and
(iii)    the balance of the Agreement shall be enforceable in accordance with its terms.

(g)Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.
(h)Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile copy will have the same force and effect as execution of an original, and a facsimile signature will be deemed an original and valid signature.